Exhibit 10.7

TREEHOUSE FOODS, INC.
NON-STATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), effective as of the date indicated on the attached Notice of Grant, is made and entered into by and between TreeHouse Foods, Inc., a Delaware corporation (the “Company”), and the individual named on the attached Notice of Grant (the “Participant”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company has adopted and approved the TreeHouse Foods, Inc. Equity and Incentive Plan (the “Plan”), which was approved, as required, by the Company’s stockholders and provides for the grant of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and other types of stock-based awards to certain eligible Employees, Consultants and non-Employee Directors of the Company and its Affiliates; and

WHEREAS, the Compensation Committee (the “Committee”) has selected the Participant to participate in the Plan and has awarded the Non-statutory Stock Option described in this Agreement (the “Option”) to the Participant; and

WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Option; and

WHEREAS, capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and as an inducement to the Participant to continue as a non-Employee Director of the Company (or an Affiliate) and to promote the success of the business of the Company and its Affiliates, the parties hereby agree as follows:

1. Grant of Option.  The Company hereby grants to the Participant, effective as of the date shown on the attached Notice of Grant (the “Date of Grant”), and on the terms and subject to the conditions, limitations and restrictions set forth in the Plan and in this Agreement, an Option to purchase all or any portion of the number of shares shown on the attached Notice of Grant for the per share price shown on the attached Notice of Grant (the “Exercise Price”).  The Participant hereby accepts the Option from the Company.

2. Vesting.  The shares of Stock subject to the Option shall vest on ___________________.  In addition to the vesting provisions contained in the foregoing sentence, the shares of Stock subject to the Options shall immediately vest in full upon (a) termination of the Participant’s Service due to death or Disability; (b) the Participant’s retirement (which shall mean the Participant’s resignation or decision not to be re-nominated at the expiration of his or her term, or a failure to be re-elected for a new term); or (c) a Change in Control.

3. Exercise.  In order to exercise the Option with respect to any vested portion that has not yet expired, the Participant shall notify the Company (or its duly authorized designee for such purpose) in writing or by electronic or other acceptable means, in accordance with procedures established by the Company and communicated to the Participant, either sent to the Corporate Secretary’s attention at the Company’s principal office or to his duly authorized designee for such purpose.  At the time of exercise, the Participant shall pay to the Company the Exercise Price set forth on the attached Notice of Grant, multiplied by the number of vested shares as to which the Option is being exercised.  The Option will not be deemed to be exercised and shares of Stock will not be issued unless and until the applicable Exercise Price is received by the Company and the exercise is otherwise approved by the Company.  The Participant shall make such payment (a) in cash or its equivalent, (b) by exchanging shares of Stock owned by the Participant for at least six months (or such greater or lesser period as the Committee may determine from time to time), (c) if permitted by the Committee, through a broker-assisted “cashless” exercise of the Option, or (d) any combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any Stock tendered to the Company, valued as of the date of such tender, is at least equal to the total applicable Exercise Price.  In addition, the Committee may, in its discretion, allow for the Option to be “net exercised” in which event the net amount of Stock underlying the Option shall be delivered to the Participant upon exercise after deducting such amount of Stock necessary to satisfy the Exercise Price.

4. Expiration of Option.  The Option shall expire, and shall not be exercisable with respect to any vested portion as to which the Option has not been exercised, on the first to occur of:__________________________________________________________________________________.  Notwithstanding any provision of the Plan or this Agreement to the contrary, the Participant may not, under any circumstances, exercise the Option (whether or not then vested or exercisable) following termination of the Participant’s Service for Cause, and the unvested portion of any Option shall expire and be forfeited immediately upon the termination of the Participant’s Service for any reason.  The final determination of whether or not the Participant has been discharged or terminated Service for any of the reasons specified in this paragraph 4 will be made by the Committee in its sole and absolute discretion.

5. Tax Withholding.  Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any of the shares of Stock subject hereto.  Such steps shall include but shall not be limited to (a) requiring the Participant pay to the Company, simultaneous with any exercise pursuant to paragraph 3 above, the amount of any taxes required to be withheld (or a reasonable estimate thereof), or (b) retaining by the Company (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock (or a reasonable estimate thereof) whose Fair Market Value equals (or approximately equals) such amount required to be withheld.  The Participant acknowledges and agrees that the Participant is responsible for the tax consequences, if any, associated with the grant of the Option and its exercise.

6. Assignment or Transfer of Option.  The Option is not assignable or transferable, except in accordance with the provisions of the Plan.

7. Administrative Delay.  Option exercise requests will be processed as soon as administratively practicable following the receipt of the Participant’s request which is complete in all respects.  The Company shall not be liable for any delay in exercising the option as a result of administrative delay or error.

8. Certain Legal Restrictions.  The Company shall not be obligated to sell or issue any shares of Stock upon the exercise of the Option or otherwise unless and until the issuance and delivery of such shares complies with (a) Company policies and procedures relating to insider trading or otherwise relating to federal or state securities laws; and (b) all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of the Stock may then be listed, as determined by the Company in its sole discretion.  As a condition to the exercise of the Option or the sale by the Company of any additional shares of Stock to the Participant, the Company may require the Participant to make such representations and warranties as it may deem necessary to comply with applicable laws.  The Company reserves the right to delay any exercise of the Option or the delivery of shares of Stock following such exercise and the Company shall not be liable for any such delay or refusal to sell or issue any shares of Stock if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to lawfully sell or issue such shares or if the Company otherwise deems such delay or refusal to be necessary and appropriate under applicable federal or state securities laws or pursuant to applicable Company policies and procedures.

9. Plan Incorporated.  The Participant accepts the Option subject to all the provisions of the Plan, which are incorporated into this Agreement, including the provisions that authorize the Committee to administer and interpret the Plan and which provide that the Committee’s decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby.  Except as otherwise set forth in this Agreement, terms defined in the Plan have the same meanings herein.

10. Miscellaneous.

(a) No ISO Treatment.  The Option is intended to be a non-statutory stock option under applicable tax laws, and it is not to be characterized or treated as an incentive stock option under such laws.

(b) No Guaranteed Service or Employment.  Neither the granting of the Option, nor any provision of this Agreement or the Plan, shall (a) impose any obligation upon the Participant to exercise the Option or any part thereof; (b) affect the right of the Company to terminate the Participant at any time, with or without Cause, or (c) shall be deemed to create any rights to employment or Service or continued employment or continued Service on the part of the Participant or any rights to participate in any employee benefit plan or program (other than the Plan) of the Company or any Affiliate or to receive any benefits or rights associated with employment or Service with the Company.  The rights and obligations arising under this Agreement are not intended to and do not affect the employment or Service relationship that otherwise exists between the Company (or any Affiliate) and the Participant, whether such relationship is at will or defined by an employment or service contract.  Moreover, this Agreement is not intended to and does not amend any existing employment or service contract between the Company and the Participant; to the extent there is a conflict between this Agreement and such a contract, the contract shall govern and take priority.

(c) No Stockholder Rights.  Neither the Participant nor any person claiming under or through the Participant shall be or shall have any of the rights or privileges of a stockholder of the Company in respect of any of the shares of Stock issuable upon the exercise of the Option herein unless and until certificates representing such shares shall have been issued and delivered to the Participant or such Participant’s agent.

(d) Notices.  Any notice to be given to the Company under the terms of this Agreement or any delivery of the Option to the Company shall be addressed to the Company at its principal executive offices, and any notice to be given to the Participant shall be addressed to the Participant at the address set forth on the attached Notice of Grant, or at such other address for a party as such party may hereafter designate in writing to the other.  Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

(e) Binding Agreement.  Subject to the limitations in this Agreement on the transferability by the Participant of the Option and any shares of Stock, this Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

(f) Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Illinois and the United States, as applicable, without reference to the conflict of laws provisions thereof.

(g) Severability.  If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefore another provision that is legal and enforceable and achieves the same objectives.

(h) Headings.  All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

(i) Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

(j) No Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition

(k) Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

(l) Relief.  In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.

(m) Plan Document Governs. The Option is granted pursuant to the Plan, and the Option and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited.  Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.  The Participant hereby acknowledges receipt of a copy of the Plan.

(n) Beneficiary Designation. The Participant may, from time to time, in accordance with procedures set forth by the Committee, name any beneficiary or beneficiaries (who may be named contingently) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only if and when it is properly completed and filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such valid and effective designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate or exercised by the Participant’s estate.

(o) Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan.  It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate, in its sole discretion, to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(p) No Vested Right to Future Awards.  Participant acknowledges and agrees that the granting of Options under this Agreement are made on a fully discretionary basis by the Company and that this Agreement does not lead to a vested right to further Option awards in the future.

(q) Use of Personal Data.  By executing this Agreement, Participant acknowledges and agrees to the collection, use, processing and transfer of certain personal data, including his or her name, salary, nationality, job title, position, and details of all past Option awards and current Option awards outstanding under the Plan (“Data”), for the purpose of managing and administering the Plan.  The Participant is not obliged to consent to such collection, use, processing and transfer of personal data, but a refusal to provide such consent may affect his or her ability to participate in the Plan.  The Company, or its Affiliates, may transfer Data among themselves or to third parties as necessary for the purpose of implementation, administration and management of the Plan.  These various recipients of Data may be located elsewhere throughout the world.  The Participant authorizes these various recipients of Data to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan.  The Participant may, at any time, review Data with respect to the Participant and require any necessary amendments to such Data.  The Participant may withdraw his or her consent to use Data herein by notifying the Company in writing; however, the Participant understands that by withdrawing his or her consent to use Data, the Participant may affect his or her ability to participate in the Plan.

(r) Amendment.  Any amendment to the Agreement shall be in writing and signed by the Company.

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